UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):           June 20, 2005

The Goodyear Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:            330-796-2121

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit 99.1	Item 7 and the Consolidated Financial Statements and Schedules of the Company in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 as revised and reclassified to reflect a change in the Company’s reportable segments and to provide a footnote to the Consolidated Financial Statements, setting forth consolidating financial information pursuant to Rule 3-10 of Regulation S-X regarding certain of our subsidiaries that have guaranteed Goodyear’s obligations under $650 million of senior secured notes issued in March 2004.

Exhibit 99.2	Subsidiary Guarantor Financial Information for the periods included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (Unaudited).

Item 8.01.	Other Events.

The Goodyear Tire & Rubber Company (the “Company” or “Goodyear”) is filing this report to reclassify certain financial information for changes in accounting for reportable segments that occurred in the first quarter of 2005. This report reclassifies certain financial information for each of the three years ended December 31, 2004. Such information is contained in Exhibit 99.1 to this report. In addition, the Company is filing this report to provide financial information pursuant to Rule 3-10 of Regulation S-X regarding certain of our subsidiaries that have guaranteed Goodyear’s obligations under $650 million of senior secured notes issued in March 2004. Such information is contained in Exhibits 99.1 and 99.2.

Exhibit 99.1 to this report, which is incorporated by reference herein, reclassifies and revises Item 7 as well as the Consolidated Financial Statements and Schedules of the Company in Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2004 that was filed by the Company on March 16, 2005 (the “2004 10-K”). This exhibit includes revised and reclassified consolidated financial statements and revisions to the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations related to the change in the Company’s segments. The Exhibit also includes a footnote, Note to the Financial Statements No. 24, Consolidating Financial Information, which sets forth financial information pursuant to Rule 3-10 of Regulation S-X regarding certain of our subsidiaries that have guaranteed Goodyear’s obligations under $650 million of senior secured notes issued in March 2004. The Exhibit does not revise the Other Financial Statements set forth in pages FS-9 through FS-67 of the 2004 10-K. Except as otherwise described herein, the Company has not reclassified or revised any other information included in its Annual Report on Form 10-K for the year ended December 31, 2004 and such Annual Report continues to speak as of the date it was filed.

Through December 31, 2004, the Company’s business was run through seven operating segments: North American Tire; European Union Tire; Eastern Europe, Middle East and Africa Tire (“Eastern Europe Tire”) (formerly known as “Eastern Europe, Africa and Middle East Tire”), Latin American Tire; Asia/ Pacific Tire (formerly known as “Asia Tire”); Engineered Products; and Chemical Products. As disclosed in the Annual Report on Form 10-K for the year ended December 31, 2004, effective January 1, 2005, Goodyear integrated its Chemical Products business segment into its North American Tire business segment. On May 3, 2005, the Company filed a Current Report on Form 8-K containing certain supplemental financial information reflecting the integration on a pro-forma basis for the years ended 2004, 2003 and 2002. As required by SFAS 131, consolidated financial statements published by the Company in the future will reflect modifications to its reportable segments resulting from the above changes, including reclassification of all comparable prior period segment information.

For disclosures relating to periods subsequent to December 31, 2004, please see the Company’s reports filed with the Securities and Exchange Commission with respect to such subsequent periods, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. In addition, Exhibit 99.2 sets forth unaudited financial information pursuant to Rule 3-10 of Regulation S-X for the periods included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 regarding certain of our subsidiaries that have guaranteed Goodyear’s obligations under $650 million of senior secured notes issued in March 2004.

As previously disclosed, on April 8, 2005, we completed a refinancing in which we replaced approximately $3.28 billion of credit facilities with new facilities aggregating $3.65 billion. In conjunction with the refinancing, we paid fees of approximately $55 million. In addition, we paid approximately $20 million of termination fees associated with the replaced facilities. We recognized approximately $47 million of expense in the second quarter to write-off fees associated with the refinancing, including approximately $30 million of previously unamortized fees related to the replaced facilities. The remaining fees will be amortized over the term of the new facilities.

Item 9.01.	Financial Statements and Exhibits

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit 99.1	Item 7 and the Consolidated Financial Statements and Schedules of the Company in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 as revised and reclassified to reflect a change in the Company’s reportable segments and to provide a footnote to the Consolidated Financial Statements, setting forth consolidating financial information pursuant to Rule 3-10 of Regulation S-X regarding certain of our subsidiaries that have guaranteed Goodyear’s obligations under $650 million of senior secured notes issued in March 2004.

Exhibit 99.2	Subsidiary Guarantor Financial Information for the periods included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (Unaudited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company
June 20, 2005	By:	/s/ Richard J. Kramer
		Name:	Richard J. Kramer
		Title:	Executive Vice President and Chief Financial Officer